Exhibit 99.7

EXECUTION VERSION

February 24, 2021

To:	CD&R Boulder Holdings, L.P.
c/o Clayton, Dubilier & Rice, LLC
375 Park Avenue, 18th Floor
New York, NY 10152
Attention: Nathan K. Sleeper, JL Zrebiec
Fax: (212) 407-5252
Email: nsleeper@cdr-inc.com, jzrebiec@cdr-inc.com

From:	Credit Suisse Capital LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
Attention: Tucker Martin
Telephone: (212) 325-9182
Facsimile: (212) 743-3661

Re:	Share Purchase Transactions

Dear Sirs and Mesdames,

This master confirmation (this “Master Confirmation”) sets forth the terms and conditions of certain share purchase transactions (each, a “Transaction”) entered into from time to time between CD&R Boulder Holdings, L.P. (“Counterparty”) and Credit Suisse Capital LLC (“CS”), represented by Credit Suisse Securities (USA) LLC (“Agent”) as its agent. This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The additional terms of any particular Transaction shall be set forth in a Supplemental Confirmation in the form of Schedule A hereto (a “Supplemental Confirmation”), which shall reference this Master Confirmation and supplement, form a part of and be subject to this Master Confirmation. This Master Confirmation and each Supplemental Confirmation together shall constitute a “Confirmation” under the Agreement specified below.

1.            The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions, as published by the International Swaps and Derivatives Association, Inc. (the “Equity Definitions”) are incorporated into this Master Confirmation. The Transaction shall be deemed to be a “Share Forward Transaction” for purposes of the Equity Definitions. This Master Confirmation and each Supplemental Confirmation evidence a complete and binding agreement between Counterparty and CS as to the terms of each Transaction to which this Master Confirmation and such Supplemental Confirmation relate.

This Master Confirmation and each Supplemental Confirmation supplement, form parts of and are subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement as if CS and Counterparty had executed an agreement in such form on the date of this Master Confirmation (without any Schedule except for (i) the election of New York law (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to each of CS and Counterparty as if (x) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement and (y) the “Threshold Amount” with respect to CS were 3% of the stockholders’ equity of Credit Suisse Group AG and the “Threshold Amount” with respect to Counterparty were USD 25 million (provided that the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”). All provisions contained in the Agreement govern this Master Confirmation and each Supplemental Confirmation except as expressly modified below or in the related Supplemental Confirmation. If there is any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation, (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

2.            Each Transaction constitutes a Share Forward Transaction for the purposes of the Equity Definitions. Set forth below are the terms and conditions that, together with the terms and conditions set forth in the Supplemental Confirmation relating to any Transaction, shall govern such Transaction.

General Terms:

Trade Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Effective Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Buyer:	Counterparty

Seller:	CS

Issuer:	Beacon Roofing Supply, Inc.

Shares:	The common stock, par value USD0.01, of Issuer (Exchange symbol: BECN)

Exchange:	The Nasdaq Global Select Market

Related Exchange:	All Exchanges

Prepayment:	Applicable

Prepayment Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Prepayment Amount:	For each Transaction, as set forth in the related Supplemental Confirmation; provided that if a Downsize Event (as defined below) occurs, the Calculation Agent shall reduce the Prepayment Amount to an amount in USD corresponding to the portion of CS’ Hedge Position that CS or its affiliates were able to finish establishing as of the Cutoff Date. Any excess of the original Prepayment Amount over the Prepayment Amount as reduced pursuant to the preceding proviso shall be (a) retained by CS and added to the Prepayment Amount for the immediately following Transaction for which the Prepayment Date has not yet occurred or (b) paid by CS to Counterparty on the Settlement Date for the Transaction in which the Downsize Event occurred if there is no immediately following Transaction as described in clause (a), including as a result of a termination pursuant to Section 8(c).

Variable Obligation:	Not Applicable

Settlement Terms:

Physical Settlement:	Applicable. With respect to any Shares delivered by CS under the Transaction, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that would arise if Counterparty were an “affiliate” of Issuer (as such term is used in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)).

Number of Shares:	For each Transaction, a number of Shares equal to (1) the Prepayment Amount (as may be reduced pursuant to “Prepayment Amount” above) divided by (2) the Forward Price, rounded down to the nearest whole number, as determined by Calculation Agent.

Calculation Period:	The period commencing on and including the Scheduled Trading Day immediately following the Effective Date and ending on and including the Valuation Date.

Settlement Date:	The date falling one Settlement Cycle following the Valuation Date.

Valuation Date:	The Original Scheduled Date; provided the Valuation Date shall be automatically extended by a number of Scheduled Trading Days equal to the number of Disregarded Days during the Calculation Period but in no case later than the Cutoff Date and as provided in “Valuation Disruption” below. For the avoidance of doubt, in no event shall the Valuation Date be later than the Cutoff Date.

Original Scheduled Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Cutoff Date:	For each Transaction, the date that is the 30th Scheduled Trading Day following the Original Scheduled Date.

Downsize Event:	For each Transaction, a “Downsize Event” shall occur (i) if the Valuation Date does not occur on or prior to the Cutoff Date and (ii) CS or its affiliate do not finish establishing CS’ Hedge Position in respect of the original Prepayment Amount under such Transaction by the close of the regular trading session on the Exchange on the Cutoff Date.

Condition Satisfaction Date:	The date on which each of the following shall have occurred (or, if such date is not a Scheduled Trading Day, the immediately following Scheduled Trading Day following such date): (x) Counterparty shall have filed the information required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and (y) the applicable waiting period under the HSR Act relating to the Transactions contemplated hereby shall have expired or been terminated.

Number of Shares to be Delivered:	For each Transaction, the Number of Shares.

Forward Price:	An amount equal to (I) the product of (A)(i) the arithmetic average of the Daily VWAPs for the Scheduled Trading Days in the Calculation Period, other than any Scheduled Trading Day that is a Disregarded Day, subject to “Valuation Disruption” below, minus (ii) the Forward Price Adjustment Factor and (B) the sum of 1 plus the Forward Fee minus (II) the aggregate amount of any Extraordinary Dividends paid on the Shares constituting CS’ Hedge Position as of the open of business on the ex-dividend date for such Extraordinary Dividend divided by the Number of Shares.

Disregarded Day:	A Scheduled Trading Day (i) for which the Daily VWAP for such Scheduled Trading Day exceeds the Disregarded Day Price and (ii) that is not a Disrupted Day in full, in each case, as determined by the Calculation Agent.

Disregarded Day Price:	For each Transaction, as set forth in the related Supplemental Confirmation.

Forward Fee:	For each Transaction, as set forth in the related Supplemental Confirmation.

Daily VWAP:	For each Exchange Business Day, as determined by the Calculation Agent based on the volume-weighted average price at which the Shares trade as reported in the composite transactions for U.S. exchanges and quotation systems, during the regular trading session for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades in the consolidated system on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “BECN <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s determination, erroneous, such Daily VWAP shall be as determined by the Calculation Agent. For purposes of calculating the Daily VWAP, the Calculation Agent will only include those trades (collectively, “Rule 10b-18 Eligible Transactions”) that (x) do not constitute trades described in clauses (i) to (iv) above and (y) are reported during the period of time in which Counterparty could purchase the Shares in compliance with Rule 10b-18(b)(2) as if it were an “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) of the Issuer and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act.

Forward Price Adjustment Factor:	For each Transaction, as set forth in the related Supplemental Confirmation.

Valuation Disruption:	If a Disrupted Day occurs during the Calculation Period, the Calculation Agent may, by written notice to Counterparty, postpone the Valuation Date by up to one Scheduled Trading Day for each such Disrupted Day. If any such Disrupted Day is a Disrupted Day because of a Market Disruption Event, the Calculation Agent shall also determine whether any such Disrupted Day (i) is a Disrupted Day in full, in which case the Daily VWAP for such Disrupted Day shall not be included for purposes of determining the Forward Price, or (ii) is a Disrupted Day only in part, in which case the Daily VWAP for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 Eligible Transactions in the Shares on such Disrupted Day effected before the relevant Market Disruption Event occurred and/or after the relevant Market Disruption Event ended (in each case, as determined by the Calculation Agent), and the weighting of the Daily VWAP for the relevant Exchange Business Day shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Forward Price with such adjustments taking into account the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Any Exchange Business Day on which, as of the Trade Date, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be an Exchange Business Day; if a closure of the Exchange prior to its normal close of trading on any Exchange Business Day is scheduled following the date hereof, then such Exchange Business Day shall be deemed to be a Disrupted Day in full.

If a Disrupted Day occurs during the Calculation Period, and each of the nine immediately following Scheduled Trading Days is a Disrupted Day (a “Disruption Event”), then the Calculation Agent may (x) deem such ninth Scheduled Trading Day to be an Exchange Business Day that is not a Disrupted Day and determine the Daily VWAP for such ninth Scheduled Trading Day using its good faith estimate of the value of the Shares on such ninth Scheduled Trading Day based on the volume, historical trading patterns and price of the Shares and such other factors as it deems appropriate, (y) deem such Disruption Event (and each consecutive Disrupted Day thereafter) to be a Potential Adjustment Event and/or (z) deem such Disruption Event to be an Additional Termination Event in respect of such Transaction, with Counterparty as the sole Affected Party and such Transaction as the sole Affected Transaction.

The Calculation Agent (x) shall use commercially reasonable efforts to notify the parties of any Disrupted Day as promptly as practicable (not later than three Local Business Days following such Disrupted Day) and (y) shall use good faith efforts to notify the parties of any determination pursuant to these Valuation Disruption provisions of (i) whether any Disrupted Day is a Disrupted Day in full or a Disrupted Day in part and (ii) the Daily VWAP for any Disrupted Day in part as promptly as practicable, but no later than the third Local Business Day following the last consecutive affected Exchange Business Day.

Market Disruption Events:	Section 6.3(a) of the Equity Definitions is hereby amended (A) by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” in clause (ii) thereof, and (B) by replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that CS or its affiliates (collectively, “Credit Suisse”), based upon the advice of nationally recognized outside counsel, determines in good faith and in a commercially reasonable manner that it is appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Credit Suisse), applied generally by Credit Suisse in the relevant business on a non-discriminatory basis, for Credit Suisse to refrain from or decrease any market activity in connection with the relevant Transaction. CS shall promptly notify Counterparty upon exercising its rights pursuant to this provision and shall subsequently notify Counterparty in writing on the day CS reasonably believes in good faith and upon the advice of counsel that it may resume its market activity.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Dividend:	Any cash dividend or distribution on the Shares.

Extraordinary Events:

New Shares:	In the definition of New Shares in Section 12.1(i) of the Equity Definitions, the text in clause (i) shall be deleted in its entirety and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors)”.

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment

(c) Share-for-Combined:	Component Adjustment

Tender Offer:	Applicable; provided that for purposes of Section 12.3(d) of the Equity Definitions, references in the definition of “Tender Offer” in the Equity Definitions to “10%” shall be replaced with 30%. For the avoidance of doubt, the Transactions entered into by Counterparty hereunder shall not constitute a Tender Offer.

Consequences of Tender Offer:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Modified Calculation Agent Adjustment

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Announcement Event:	If an Announcement Date occurs in respect of any event or transaction that would, if consummated, lead to (i) a Merger Event (for the avoidance of doubt, determined without regard to the language in the definition of “Merger Event” following the definition of “Reverse Merger” therein) or a Tender Offer, (ii) the sale or transfer of all or substantially all of the assets of Issuer, (iii) any acquisition by Issuer or any of its subsidiaries where the estimated value of the aggregate consideration transferable by Issuer or its subsidiaries exceeds 50% of the market capitalization of Issuer, in each case, as determined by the Calculation Agent as of a date, on or after the first related Announcement Date, reasonably selected by the Calculation Agent or (iv) any lease, exchange, transfer, disposition (including, without limitation, by way of spin-off or distribution) of assets (including, without limitation, any capital stock or other ownership interests or other ownership interest in Issuer’s subsidiaries) or other similar event by Issuer or any of its subsidiaries where the estimated value of the aggregate consideration transferable to or receivable by Issuer or its subsidiaries exceeds 50% of the market capitalization of the Issuer, in each case as determined by the Calculation Agent as of a date, on or after the first related Announcement Date, reasonably selected by the Calculation Agent (such occurrence, an “Announcement Event” and a transaction described in clauses (ii) through (iv), a “Significant Transaction”), as determined by the Calculation Agent, then CS may elect that the “Consequences of Announcement Events” set forth below shall apply in respect of such Announcement Event.

Announcement Date:	The definition of “Announcement Date” in Section 12.1(l) of the Equity Definitions is hereby amended by replacing clauses (i) and (ii) with the following: “(i) in the case of a Merger Event or a Significant Transaction, the date of the first public announcement by any entity of any intention to engage in or to explore the possibility of engaging in a transaction (whether or not subsequently amended) that would, if consummated, lead to a Merger Event or a Significant Transaction, as determined by the Calculation Agent, (ii) in the case of a Tender Offer, the date of the first public announcement by any entity of any intention to purchase or otherwise obtain or to explore the possibility of purchasing or otherwise obtaining the requisite number of voting shares or Shares (whether or not subsequently amended) that would, if consummated, lead to a Tender Offer, as determined by the Calculation Agent (or, in the case of either clause (i) or (ii), any subsequent public announcement of a withdrawal, discontinuation, termination or other change to such transaction or intention),”.

Consequences of Announcement Events:	With respect to any Announcement Event, the Calculation Agent will determine the economic effect of such Announcement Event on the theoretical value of the Transaction (and may take into account, without limitation, any change in volatility, expected dividends, correlation, stock loan rate or liquidity relevant to the Shares or to such Transaction) and (i) the Calculation Agent will adjust the terms of such Transaction to reflect such economic effect to CS and determine the effective date of such adjustment or (ii) if the Calculation Agent determines, on or after the Announcement Date, that no adjustment it could make under clause (i) above is likely to produce a commercially reasonable result, notify the parties that such Transaction will be terminated, in which case the amount payable upon such termination will be determined by CS pursuant to the terms of this Master Confirmation as if such Announcement Event were an Extraordinary Event to which Cancellation and Payment were applicable. For the avoidance of doubt, any such adjustment shall be without prejudice to the application of the provisions set forth in the preceding sentence, “Consequences of Merger Events” and/or “Consequences of Tender Offers” with respect to any other Announcement Date in respect of the same event or transaction, or, if the related Merger Date or Tender Offer Date occurs on or prior to the Valuation Date or earlier date of termination or cancellation, with respect to the related Merger Event or Tender Offer; provided that any such adjustment shall be taken into account by the Calculation Agent or the Determining Party, as the case may be, in determining any subsequent adjustment to the terms of such Transaction, or in subsequently determining any Cancellation Amount or an Early Termination Amount, as the case may be, on account of any related Announcement Date, Merger Event or Tender Offer.

Nationalization, Insolvency or Delisting:	Cancellation and Payment; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

(a) Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Position”, (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” and (iv) by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”; provided, that any determination to be made by Hedging Party shall be made in good faith and to the extent applicable, in a manner consistent with the requirements, policies or procedures of Hedging Party that are generally applicable in similar situations and applied to the Transaction in a non-discriminatory manner and in a consistent manner to similarly affected transactions generally.

(b) Insolvency Filing:	Applicable

(c) Hedging Disruption:	Applicable; provided that Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

(d) Increased Cost of Hedging:	Applicable

Hedging Party:	For all applicable events, CS

Determining Party:	For all applicable events, CS

For the avoidance of doubt, in its capacity as a Hedging Party and Determining Party, CS shall, when making any determination or calculation, act in good faith in a commercially reasonable manner, and to the extent applicable, in a manner consistent with the requirements, policies or procedures of CS that are generally applicable in similar situations and applied to transactions that are similar to the Transaction in a non-discriminatory manner; and upon request from Counterparty, CS shall as promptly as commercially practicable provide Counterparty with a written explanation describing in reasonable detail any determination or calculation made by CS as Hedging Party or Determining Party (but without disclosing CS’ proprietary models or other information that may be proprietary or subject to a contractual, legal or regulatory obligations to not disclose such information).

Calculation Agent:	CS; provided that, following the occurrence of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which CS is the Defaulting Party, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent with respect to the Transactions under this Master Confirmation. CS shall bear the costs and expenses incurred by Counterparty in connection with the replacement of CS as Calculation Agent.

Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by e-mail to the email address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models used by it for such determination or calculation or any information that may be proprietary or confidential or subject to a contractual, legal or regulatory obligation not to disclose such information. Whenever the Calculation Agent is required or permitted to exercise discretion in any way, it will do so in good faith and in a commercially reasonable manner.

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

3.	Additional Provisions Relating to Transactions in the Shares.

(a)	Counterparty acknowledges and agrees that CS or its Affiliates may, during the period from and including the Effective Date for any Transaction to and including the Valuation Date (the “Relevant Period”), purchase Shares or enter into other hedging transactions in connection with such Transaction, but that CS is under no obligation to do so. Any such purchases or other transactions will be conducted independently of Counterparty. The timing of any such purchases or other transactions by CS or its Affiliates, the number of Shares purchased or volume or terms of other transactions effected by CS or its Affiliates on any day, the price paid per Share pursuant to such purchases or other transactions and the manner in which such purchases are made or such other transactions are executed, including without limitation whether such purchases or other transactions are made on any securities exchange or privately, shall be within the absolute discretion of CS or its Affiliates. CS or its Affiliates shall use reasonable best efforts to make all purchases in connection with any Transaction in accordance with applicable law.

(b)	During the Relevant Period, without the prior written consent of CS, Counterparty and its Affiliates shall not, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument with a hedging, averaging, valuation or similar relevant period that overlaps with the Relevant Period) purchase or sell, offer to purchase or sell, place any bid or limit order that would effect a purchase or sale of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for Shares.

4.	Additional Representations, Warranties and Agreements.

(a)	In addition to the representations, warranties and agreements in the Agreement and those contained elsewhere in this Confirmation, Counterparty represents and warrants to and for the benefit of, and agrees with, CS as of the Trade Date for each Transaction as follows:

(i)	Neither Counterparty nor Clayton, Dubilier & Rice Fund IX, L.P. (“Parent”) is aware of any material nonpublic information regarding Issuer or the Shares.

(ii)	Counterparty is not entering into such Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) in violation of the Exchange Act.

(iii)	Counterparty is not and, after giving effect to such Transaction, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(iv)	Counterparty is in compliance in all material respects with its reporting requirements under Sections 13 and 16(a) of the Exchange Act in respect of the Shares, and Counterparty shall comply in all material respects with such reporting requirements in respect of such Transaction.

(v)	Counterparty is not an “affiliated purchaser” of the Issuer as such term is used in Rule 10b-18 under the Exchange Act.

(vi)	Without limiting any representation contained in Section 3(a)(iii) of the Agreement, (A) the execution, delivery and performance of this Master Confirmation, the related Supplemental Confirmation and any other documentation relating to the Agreement to which Counterparty or any of its Affiliates is a party do not violate or conflict with any of the terms or provisions of any stockholders’ agreement, investment agreement, lockup agreement, registration rights agreement, confidentiality agreement or other agreement binding on Counterparty or its Affiliates or affecting Counterparty, its Affiliates or any of their respective assets and (B) such Transaction, nor the taking of any action hereunder or in connection herewith, shall violate any corporate policy of the Issuer (including, but not limited to, any window period policy) or other rules or regulations of the Issuer applicable to Counterparty or any of its Affiliates.

(vii)	There are no contractual, legal, regulatory or other restrictions applicable to such Transaction contemplated hereby other than the occurrence of the Condition Satisfaction Date.

(viii)	Counterparty will promptly notify CS upon the occurrence of the Condition Satisfaction Date and will certify as to the occurrence of the Condition Satisfaction Date prior to the Settlement Date of each Transaction that is subject to the occurrence of the Condition Satisfaction Date.

(b)	Each of CS and Counterparty represents and warrants to the other as of the Trade Date for each Transaction that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended, and is a “qualified investor” as that term is defined in the Exchange Act.

(c)	Counterparty acknowledges that the offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof. Accordingly, Counterparty represents and warrants to CS as of the Trade Date for each Transaction that (i) it has the financial ability to bear the economic risk of its investment in such Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into such Transaction for its own account and without a view to the distribution or resale thereof, and (iv) the assignment, transfer or other disposition of such Transaction has not been and will not be registered under the Securities Act and is restricted under the Agreement, the Securities Act and state securities laws.

(d)	Counterparty acknowledges that CS has informed Counterparty that CS is a “financial institution” and a “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”). The parties hereto further agree and acknowledge that it is the intent of the parties that this Master Confirmation and any related Supplemental Confirmation constitute a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection with the related Transaction is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code and (B) CS is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(o), 546(e), 548(d)(2), 555 and 561 of the Bankruptcy Code.

(e)	It is the intent of the parties that each Transaction hereunder comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and the parties agree that this Master Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1. Without limiting the generality of the preceding sentence, Counterparty acknowledges and agrees that, subject to the obligations of CS and its Affiliates set forth in Section 3(a) hereof, (A) Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether CS effects any purchases of Shares or enters into any other hedging transactions in connection with such Transaction, (B) during the Relevant Period, neither Counterparty nor its officers or employees shall, directly or indirectly, communicate any material nonpublic information regarding Issuer or the Shares to any employee of CS or its Affiliates that Counterparty reasonably believes to be responsible for trading the Shares or executing any hedging transactions in connection with the Transaction contemplated hereby, (C) Counterparty is entering into such Transaction in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act and (D) Counterparty will not “alter or deviate” from this Master Confirmation or any Supplemental Confirmation in a manner that would cause such purchases hereunder not to be “pursuant to a contract, instruction, or plan” (within the meaning of Rule 10b5-1(c)(1)(i)(C)) or enter into or alter a “corresponding or hedging transaction or position” (within the meaning of Rule 10b5-1(c)(1)(i)(C)) with respect to the Shares. Counterparty also acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation and any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” (within the meaning of Rule 10b5-1(c) under the Exchange Act). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification or waiver shall be made at any time at which Counterparty or Parent or any of their officers or directors is aware of any material nonpublic information regarding Issuer or the Shares.

5.	Acknowledgements Regarding Hedging.

Counterparty acknowledges and agrees that:

(a)	During the Relevant Period for any Transaction, CS and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to such Transaction;

(b)	CS and its Affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to any Transaction;

(c)	Without limiting the generality of Section 3(a) above, CS shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and/or the Daily VWAP for each Transaction; and

(d)	Any market activities of CS and its Affiliates with respect to the Shares under any Transaction may affect the market price and volatility of the Shares, as well as the Forward Price and/or the Daily VWAP, each in a manner that may be adverse to Counterparty.

6.            Additional Provisions Relating to Delivery of Shares.

(a)	CS may postpone the Valuation Date for any Transaction or postpone or extend any other date of valuation or delivery with respect to some or all of the relevant Shares, upon written notice to Counterparty, if CS determines, in its reasonable discretion, that such postponement or extension is reasonably necessary or appropriate to preserve CS’ hedging or hedge unwind activity hereunder in light of existing liquidity conditions (including but not limited to the liquidity in the stock borrow market) or to enable CS or its Affiliates to effect transactions with respect to Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if CS or its Affiliates were an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to CS and its Affiliates.

(b)	CS may, by notice to Counterparty on or prior to the Settlement Date for any Transaction, elect to deliver any Shares deliverable on such Settlement Date on the one or two Exchange Business Days immediately prior to such Settlement Date and/or such Settlement Date (each, a “Staggered Settlement Date”) or at two or more times on such Settlement Date as follows: (i) in such notice, CS will specify to Counterparty the related Staggered Settlement Dates (each of which will be on or prior to such Settlement Date, but not earlier than the date that is the second Exchange Business Day immediately prior to such Settlement Date) or delivery times and how it will allocate the Shares it is required to deliver under the applicable settlement method above among the Staggered Settlement Dates or delivery times; and (ii) the aggregate number of Shares that CS or its Affiliates will deliver to Counterparty pursuant to such Transaction on all such Staggered Settlement Dates and delivery times will equal the number of Shares that CS would otherwise be required to deliver on such Settlement Date.

7.            Transfer. Notwithstanding anything to the contrary in the Agreement, CS may assign or transfer its rights or obligations under any Transaction, in whole or in part, to any of its Affiliates of equivalent or better credit quality (or whose obligations under such Transaction are guaranteed by a person of such credit quality); provided that, under applicable law as in effect on the date of such transfer or assignment, (i) Counterparty will not be required to pay to the transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement as a result of such transfer or assignment; and (ii) Counterparty will not receive a payment from which an amount has been withheld or deducted, on account of a Tax under Section 2(d)(i) of the Agreement following such transfer or assignment . In addition, if at any time at which (A) the Ownership Percentage exceeds 9.0% or (B) the Ownership Percentage exceeds the Applicable Share Limit (if any applies) (any such condition described in clauses (A) or (B), an “Excess Ownership Position”), CS is unable after using its commercially reasonable efforts to effect a transfer or assignment of such Transaction to a third party on pricing terms reasonably acceptable to CS and within a time period reasonably acceptable to CS such that no Excess Ownership Position exists, then CS may deem that an Additional Termination Event has occurred with respect to a portion of such Transaction (the “Terminated Portion”), such that following termination of the Terminated Portion no Excess Ownership Position would exist, with Counterparty as the sole Affected Party. The “Ownership Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that CS and and/or its Affiliates hold for the purposes of a Transaction hereunder and (B) the denominator of which is the number of Shares outstanding. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that would give rise to restrictions or reporting or registration obligations (other than an obligation to file a Schedule 13G with the U.S. Securities and Exchange Commission (“SEC”)) or other requirements (including obtaining prior approval from any person or entity) of a CS Person, or otherwise result in an adverse effect on a CS Person, under any Applicable Restriction, as determined by CS in its reasonable discretion, minus (B) 0.5% of the number of Shares outstanding.

8.	Additional Provisions.

(a)	If the Condition Satisfaction Date has not occurred on or prior to April 26, 2021, an Additional Termination Event shall occur with respect to all outstanding Transactions hereunder, with Counterparty as the sole Affected Party and such outstanding Transactions as the sole Affected Transactions; provided that in connection with the calculation of the Close-out Amount, the Non-affected Party shall (X) based on advice of its counsel, dispose or otherwise unwind its Hedge Positions in connection with the Affected Transactions in a commercially reasonable manner in compliance with the applicable U.S. securities laws (including, without limitation, its internal policies and procedures with respect thereto) and (Y) calculate such Close-out Amount taking into account any losses or costs incurred in connection with its delay in terminating, liquidating or re-establishing any Hedge Positions for the Affected Transactions; it being understood that Counterparty is an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer. For the avoidance of doubt, no Shares shall be delivered to Counterparty in connection with such Additional Termination Event.

(b)	Counterparty shall promptly, but in no case no later than one Scheduled Trading Day prior to the date on which it files any Schedule 13D/A with the SEC in connection with the Shares, provide a draft of such filing to CS and provide CS with a reasonable opportunity to comment thereon.

(c)	Subject to Section 4(e) hereof, Counterparty may, in its sole discretion, terminate all remaining Supplemental Confirmations with Effective Dates following the date of such termination, and the terms of this Master Confirmation solely to the extent relating to each such Supplemental Confirmation, upon delivery of a written notice (including via email) to CS not less than two Exchange Business Days prior to the earliest Effective Date under such Supplemental Confirmations.

9.	Account Details.

Payments to CS:	To be advised

Deliveries of Shares to Counterparty:	To be advised

10.             Submission to Jurisdiction; Waiver of Jury Trial.

(a)	Each party hereby submits to the non-exclusive jurisdiction of the Courts of the State of New York or the U.S. federal courts in each case located in the Borough of Manhattan in New York City.

(b)	CS and Counterparty hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to the Agreement, this Master Confirmation, any Supplemental Confirmation or any Transaction contemplated hereby or thereby.

11.            Tax Disclosure. Notwithstanding any provision in this Master Confirmation or any Supplemental Confirmation, in connection with Section 1.6011-4 of the Treasury Regulations, the parties hereby agree that each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

12.            Tax Matters. For purposes of Sections 4(a)(i) and (ii) of the Agreement, Counterparty agrees to deliver to CS a duly executed and completed United States Internal Revenue Service Form W-8-IMY, along with the withholding foreign partnership certificate meeting the requirements of section 1.1441-5(c)(2)(iv) of US Treasury Regulations, (or successor thereto) (i) upon execution of this Agreement, (ii) promptly upon reasonable demand by CS, and (iii) promptly upon learning that any such form previously provided to CS has become obsolete or incorrect. CS shall provide to Counterparty an applicable duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto), (i) upon execution of this Agreement, (ii) promptly upon reasonable demand by Counterparty and (iii) promptly upon learning that any such form previously provided to Counterparty has become obsolete or incorrect.

13.            Incorporation of ISDA 2015 Section 871(m) Protocol. The parties to this Master Confirmation agree that the amendments set out in the Attachment to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available on the ISDA website (www.isda.org) shall apply to this Master Confirmation and any Supplemental Confirmation. The parties further agree that this Master Confirmation and any Supplemental Confirmation will be deemed to be a Covered Master Agreement and that the Implementation Date shall be the effective date of this Master Confirmation as amended by the parties for the purposes of such Protocol amendments regardless of the definitions of such terms in the Protocol.

14.            Incorporation of ISDA 2012 FATCA Protocol. The parties to this Master Confirmation agree that the amendments set out in the Attachment to the ISDA 2012 FATCA Protocol published by ISDA on August 15, 2012 and available on the ISDA website (www.isda.org) shall apply to this Master Confirmation and any Supplemental Confirmation. The parties further agree that this Master Confirmation and any Supplemental Confirmation will be deemed to be a Covered Master Agreement and that the Implementation Date shall be the effective date of this Master Confirmation as amended by the parties for the purposes of such Protocol amendments regardless of the definitions of such terms in the Protocol.

15.            [Reserved.]

16.            Payee Tax Representations. For the purpose of Section 3(f) of the Agreement, the parties make the representations below:

(i) CS makes the following Payee Tax Representations:

(1) CS is entering into each Transaction in the ordinary course of its trade as, and is a “dealer in securities” (as defined in Section 475(c )(1) (or any applicable successor provision) of the Code within the meaning of US Treasury Regulation section 1.1001-4T.

(2) CS is a limited liability company created or organized in the United States.

(3) CS is taxable as a corporation for US federal income tax purposes and is therefore a “United States person” for US federal income tax purposes as that term is defined in Section 7701(a)(30) (or any applicable successor provision) of the Code and as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations.

(4) CS’ United States taxpayer identification number is 13-4097003.

(ii) Counterparty makes the following Payee Tax Representations.

(1) Counterparty is a Cayman Islands exempted limited partnership, taxable as a partnership for US federal income tax purposes and has elected to be a withholding foreign partnership as that term is used in section 1.1441-5(c)(2) of the U.S. Treasury Regulations for US federal income tax purposes.

(2) Counterparty is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of United States Treasury Regulations).

17.            Role of Agent.

(a)	As a broker-dealer registered with the SEC, Credit Suisse Securities (USA) LLC in its capacity as agent (the “Agent”) will be responsible for (i) effecting each Transaction, (ii) issuing all required confirmations and statements to CS and Counterparty, (iii) maintaining books and records relating to any Transaction hereunder as required by Rules 17a-3 and 17a-4 under the Exchange Act and (iv) unless otherwise requested by Counterparty, receiving, delivering, and safeguarding Counterparty’s funds and any securities in connection with each Transaction, in compliance with Rule 15c3-3 under the Exchange Act.

(b)	Credit Suisse Securities (USA) LLC is acting in connection with the Transactions solely in its capacity as Agent for CS and Counterparty pursuant to instructions from CS and Counterparty. Credit Suisse Securities (USA) LLC shall have no responsibility or personal liability to CS or Counterparty arising from any failure by CS or Counterparty to pay or perform any obligations hereunder, or to monitor or enforce compliance by CS or Counterparty with any obligation hereunder, including without limitation, any obligations to maintain collateral. Each of CS and Counterparty agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of the Transactions. Credit Suisse Securities (USA) LLC shall otherwise have no liability.

(c)	Any and all notices, demands, or communications of any kind relating to any Transaction between CS and Counterparty shall be transmitted exclusively through Agent at the following address:

Credit Suisse Capital LLC

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Attention: Tucker Martin

Telephone: (212) 325-9182

Facsimile: (212) 743-3661

Email: tucker.martin@credit-suisse.com; list.elo-equ-der@credit-suisse.com

With a copy to

Credit Suisse Securities (USA) LLC

1 Madison Avenue, 9th Floor

New York, NY 10010

Attention: Senior Legal Officer

Telephone: (212) 538-2616

Facsimile: (212)325-8036

Email: stephen.gray@credit-suisse.com

For payments and deliveries:

Facsimile No.: (212) 325 8175

Telephone No.: (212) 325 8678 / (212) 325 3213

For all other communications:

Telephone: (212) 538-6040

Facsimile: (917) 326-8603

Any notices or communications to Counterparty shall be sent to:

CD&R Boulder Holdings, L.P.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attn: Nathan K. Sleeper, JL Zrebiec

Fax: (212) 407-5252

Email: nsleeper@cdr-inc.com, jzrebiec@cdr-inc.com

with a copy to (which copy alone shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Uri Herzberg

Email: uherzberg@debevoise.com

(d)	The date and time of each Transaction evidenced hereby will be furnished by the Agent to CS and Counterparty upon written request.

(e)	The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with any Transaction.

(f)	CS is not a member of SIPC (Securities Investors Protection Corporation).

(g)	CS represents that it is an “OTC derivatives dealer” as such term is defined in the Exchange Act and is an affiliate of a broker-dealer that is registered with and fully-regulated by the SEC, Credit Suisse Securities (USA) LLC.

(h)	CS and Counterparty each represents and agrees (A) that no Transaction is unsuitable for it in the light of such party’s financial situation, investment objectives and needs and (B) that it is entering into each Transaction in reliance upon such tax, accounting, regulatory, legal and financial advice as it deems necessary and not upon any view expressed by the other or the Agent.

18.	Amendments to the Equity Definitions.

(i) Section 11.2(a) of the Equity Definitions is hereby amended by (i) replacing the words “a diluting or concentrative” with the word “a material economic” and (ii) adding the phrase “or such Transaction” at the end thereof;

(ii) Section 11.2(c) of the Equity Definitions is hereby amended by (i) replacing the words “a diluting or concentrative” with the word “a material economic” in the fifth line thereof, (ii) adding the phrase “or such Transaction” immediately following the word “Shares” in the sixth line thereof, (iii) deleting the words “dilutive or concentrative” in the sixth to last line thereof and (iv) replacing the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Share)” with the phrase “(and, for the avoidance of doubt, adjustments may be made to account for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Share)”; and

(iii) Section 11.2(e)(vii) of the Equity Definitions is hereby amended by (i) replacing the words “a diluting or concentrative” with the word “a material economic” and (ii) adding the phrase “or the relevant Transaction” at the end thereof.

19:            Opt-in to U.S. Special Resolution Regimes.

(a) In the event CS becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Master Confirmation (and any interest and obligation in or under, and any property securing, this Master Confirmation) from CS will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Master Confirmation (and any interest and obligation in or under, and any property securing, this Master Confirmation) were governed by the laws of the United Sates or a state of the United States; and

(b) In the event CS or an Affiliate of CS becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to this Master Confirmation that may be exercised against CS are permitted to be exercised to no greater extent than the Default Rights could be exercised under the U.S. Special Resolution Regime if this Master Confirmation were governed by the laws of the United States or a state of the United States.

Definitions:

Affiliate has the meaning given in section 2(k) of the Bank Holding Company Act (12 U.S.C. 1841(k)) and section 225.2(a) of the Board's Regulation Y (12 CFR 225.2(a)).

Default Right means any:

(i) right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to same-day payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any similar rights; and

(ii) right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee's right to reuse collateral or margin (if such right previously existed), or any similar rights, in each case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure.

U.S. Special Resolution Regime means the Federal Deposit Insurance Act (12 U.S.C. 1811–1835a) and regulations promulgated thereunder and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. 5381–5394) and regulations promulgated thereunder.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Master Confirmation.

Yours faithfully,

Credit Suisse Capital LLC

By:	/s/ Bik Kwan Chung
Name: Bik Kwan Chung
Title: Authorized Signatory

By:	/s/ Shui Wong
Name: Shui Wong
Title: Authorized Signatory

Credit Suisse Securities (USA) LLC,
as Agent for Credit Suisse Capital LLC

By:	/s/ Shui Wong
Name: Shui Wong
Title: Vice President

Confirmed as of the date first written above:

CD&R Boulder Holdings, L.P.

By: CD&R Investment Associates IX, Ltd.,

its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Chief Financial Officer, Treasurer and Secretary

[Signature Page to Master Confirmation]

Schedule A

FORM OF SUPPLEMENTAL CONFIRMATION

To:

CD&R Boulder Holdings, L.P.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attention: Nathan K. Sleeper, JL Zrebiec

Fax: (212) 407-5252

Email: nsleeper@cdr-inc.com, jzrebiec@cdr-inc.com

From:	Credit Suisse Capital LLC c/o Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, NY 10010 Attention: Tucker Martin Telephone: (212) 325-9182 Facsimile: (212) 743-3661

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Credit Suisse Capital LLC (“CS”), represented by Credit Suisse Securities (USA) LLC (“Agent”) as its agent, and CD&R Boulder Holdings, L.P. (“Counterparty”) (together, the “Contracting Parties”) on the Effective Date specified below. This Supplemental Confirmation is a binding contract between CS and Counterparty as of the Trade Date for the Transaction referenced below.

1.            This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of February 24, 2021 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.            The additional terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	February 24, 2021.

Effective Date:	[___].

Prepayment Date:	[___].

Prepayment Amount:	[___].

Original Scheduled Date:	[___].

Forward Price Adjustment Factor:	As specified in Annex A hereto.

Forward Fee:	As specified in Annex A hereto.

Disregarded Day Price:	As specified in Annex A hereto.

Schedule A-1

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Supplemental Confirmation.

Yours faithfully,

Credit Suisse Capital LLC

By:
Name:
Title:

By:
Name:
Title:

Credit Suisse Securities (USA) LLC,
as Agent for Credit Suisse Capital LLC

By:
Name:
Title:

Confirmed as of the date first written above:

CD&R Boulder Holdings, L.P.

By: CD&R Investment Associates IX, Ltd.,

its general partner

By:
Name:	Theresa A. Gore
Title:	Chief Financial Officer, Treasurer and Secretary

Schedule A-2

Annex A

Forward Price Adjustment Factor:	As determined by the Calculation Agent as of the Valuation Date.

Forward Fee:	[****][1]

Disregarded Day Price:	[****][2]

1 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Annex A-1

EXECUTION VERSION

SUPPLEMENTAL CONFIRMATION

To:

CD&R Boulder Holdings, L.P.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attention: Nathan K. Sleeper, JL Zrebiec

Fax: (212) 407-5252

Email: nsleeper@cdr-inc.com, jzrebiec@cdr-inc.com

From:	Credit Suisse Capital LLC c/o Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, NY 10010 Attention: Tucker Martin Telephone: (212) 325-9182 Facsimile: (212) 743-3661

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Credit Suisse Capital LLC (“CS”), represented by Credit Suisse Securities (USA) LLC (“Agent”) as its agent, and CD&R Boulder Holdings, L.P. (“Counterparty”) (together, the “Contracting Parties”) on the Effective Date specified below. This Supplemental Confirmation is a binding contract between CS and Counterparty as of the Trade Date for the Transaction referenced below.

1.            This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of February 24, 2021 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.            The additional terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	February 24, 2021.

Effective Date:	[****][3]

Prepayment Date:	[****][4]

Prepayment Amount:	[****][5]

Original Scheduled Date:	[****][6]

3 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Forward Price Adjustment Factor:	As specified in Annex A hereto.

Forward Fee:	As specified in Annex A hereto.

Disregarded Day Price:	As specified in Annex A hereto.

6 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A-2

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Supplemental Confirmation.

Yours faithfully,

Credit Suisse Capital LLC

By:	/s/ Bik Kwan Chung
Name: Bik Kwan Chung
Title: Authorized Signatory

By:	/s/ Shui Wong
Name: Shui Wong
Title: Authorized Signatory

Credit Suisse Securities (USA) LLC,
as Agent for Credit Suisse Capital LLC

By:	/s/ Shui Wong
Name: Shui Wong
Title: Vice President

Confirmed as of the date first written above:

CD&R Boulder Holdings, L.P.

By: CD&R Investment Associates IX, Ltd.,
its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Chief Financial Officer, Treasurer and
Secretary

Schedule A-3

Annex A

Forward Price Adjustment Factor:	As determined by the Calculation Agent as of the Valuation Date.

Forward Fee:	[****][7]

Disregarded Day Price:	[****][8]

7 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

8 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

SUPPLEMENTAL CONFIRMATION

To:

CD&R Boulder Holdings, L.P.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attention: Nathan K. Sleeper, JL Zrebiec

Fax: (212) 407-5252

Email: nsleeper@cdr-inc.com, jzrebiec@cdr-inc.com

From:	Credit Suisse Capital LLC c/o Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, NY 10010 Attention: Tucker Martin Telephone: (212) 325-9182 Facsimile: (212) 743-3661

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Credit Suisse Capital LLC (“CS”), represented by Credit Suisse Securities (USA) LLC (“Agent”) as its agent, and CD&R Boulder Holdings, L.P. (“Counterparty”) (together, the “Contracting Parties”) on the Effective Date specified below. This Supplemental Confirmation is a binding contract between CS and Counterparty as of the Trade Date for the Transaction referenced below.

1.            This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of February 24, 2021 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.            The additional terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	February 24, 2021

Effective Date:	[****][9]

Prepayment Date:	[****][10]

Prepayment Amount:	[****][11]

Original Scheduled Date:	[****][12]

9 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

10 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

11 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Forward Price Adjustment Factor:	As specified in Annex A hereto.

Forward Fee:	As specified in Annex A hereto.

Disregarded Day Price:	As specified in Annex A hereto.

12 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A-2

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Supplemental Confirmation.

Yours faithfully,

Credit Suisse Capital LLC

By:	/s/ Bik Kwan Chung
Name: Bik Kwan Chung
Title: Authorized Signatory

By:	/s/ Shui Wong
Name: Shui Wong
Title: Authorized Signatory

Credit Suisse Securities (USA) LLC,
as Agent for Credit Suisse Capital LLC

By:	/s/ Shui Wong
Name: Shui Wong
Title: Vice President

Confirmed as of the date first written above:

CD&R Boulder Holdings, L.P.

By: CD&R Investment Associates IX, Ltd.,
its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Chief Financial Officer, Treasurer and
Secretary

Schedule A-3

Annex A

Forward Price Adjustment Factor:	As determined by the Calculation Agent as of the Valuation Date.

Forward Fee:	[****][13]

Disregarded Day Price:	[****][14]

13 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

14 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

SUPPLEMENTAL CONFIRMATION

To:

CD&R Boulder Holdings, L.P.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attention: Nathan K. Sleeper, JL Zrebiec

Fax: (212) 407-5252

Email: nsleeper@cdr-inc.com, jzrebiec@cdr-inc.com

From:	Credit Suisse Capital LLC c/o Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, NY 10010 Attention: Tucker Martin Telephone: (212) 325-9182 Facsimile: (212) 743-3661

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Credit Suisse Capital LLC (“CS”), represented by Credit Suisse Securities (USA) LLC (“Agent”) as its agent, and CD&R Boulder Holdings, L.P. (“Counterparty”) (together, the “Contracting Parties”) on the Effective Date specified below. This Supplemental Confirmation is a binding contract between CS and Counterparty as of the Trade Date for the Transaction referenced below.

1.            This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of February 24, 2021 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.            The additional terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	February 24, 2021

Effective Date:	[****][15]

Prepayment Date:	[****][16]

Prepayment Amount:	[****][17]

Original Scheduled Date:	[****][18]

15 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

16 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

17 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

18 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Forward Price Adjustment Factor:	As specified in Annex A hereto.

Forward Fee:	As specified in Annex A hereto.

Disregarded Day Price:	As specified in Annex A hereto.

Schedule A-2

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Supplemental Confirmation.

Yours faithfully,

Credit Suisse Capital LLC

By:	/s/ Bik Kwan Chung
Name: Bik Kwan Chung
Title: Authorized Signatory

By:	/s/ Shui Wong
Name: Shui Wong
Title: Authorized Signatory

Credit Suisse Securities (USA) LLC,
as Agent for Credit Suisse Capital LLC

By:	/s/ Shui Wong
Name: Shui Wong
Title: Vice President

Confirmed as of the date first written above:

CD&R Boulder Holdings, L.P.

By: CD&R Investment Associates IX, Ltd.,

its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Chief Financial Officer, Treasurer and Secretary

Schedule A-3

Annex A

Forward Price Adjustment Factor:	As determined by the Calculation Agent as of the Valuation Date.

Forward Fee:	[****][19]

Disregarded Day Price:	[****][20]

19 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

20 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

SUPPLEMENTAL CONFIRMATION

To:

CD&R Boulder Holdings, L.P.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attention: Nathan K. Sleeper, JL Zrebiec

Fax: (212) 407-5252

Email: nsleeper@cdr-inc.com, jzrebiec@cdr-inc.com

From:	Credit Suisse Capital LLC c/o Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, NY 10010 Attention: Tucker Martin Telephone: (212) 325-9182 Facsimile: (212) 743-3661

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Credit Suisse Capital LLC (“CS”), represented by Credit Suisse Securities (USA) LLC (“Agent”) as its agent, and CD&R Boulder Holdings, L.P. (“Counterparty”) (together, the “Contracting Parties”) on the Effective Date specified below. This Supplemental Confirmation is a binding contract between CS and Counterparty as of the Trade Date for the Transaction referenced below.

1.            This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of February 24, 2021 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.            The additional terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	February 24, 2021

Effective Date:	[****][21]

Prepayment Date:	[****][22]

Prepayment Amount:	[****][23]

21 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

22 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

23 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Original Scheduled Date:	[****][24]

Forward Price Adjustment Factor:	As specified in Annex A hereto.

Forward Fee:	As specified in Annex A hereto.

Disregarded Day Price:	As specified in Annex A hereto.

24 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A-2

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Supplemental Confirmation.

Yours faithfully,

Credit Suisse Capital LLC

By:	/s/ Bik Kwan Chung
Name: Bik Kwan Chung
Title: Authorized Signatory

By:	/s/ Shui Wong
Name: Shui Wong
Title: Authorized Signatory

Credit Suisse Securities (USA) LLC,
as Agent for Credit Suisse Capital LLC

By:	/s/ Shui Wong
Name: Shui Wong
Title: Vice President

Confirmed as of the date first written above:

CD&R Boulder Holdings, L.P.

By: CD&R Investment Associates IX, Ltd.,

its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Chief Financial Officer, Treasurer and Secretary

Schedule A-3

Annex A

Forward Price Adjustment Factor:	As determined by the Calculation Agent as of the Valuation Date.

Forward Fee:	[****][25]

Disregarded Day Price:	[****][26]

25 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

26 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

SUPPLEMENTAL CONFIRMATION

To:

CD&R Boulder Holdings, L.P.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attention: Nathan K. Sleeper, JL Zrebiec

Fax: (212) 407-5252

Email: nsleeper@cdr-inc.com, jzrebiec@cdr-inc.com

From:	Credit Suisse Capital LLC c/o Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, NY 10010 Attention: Tucker Martin Telephone: (212) 325-9182 Facsimile: (212) 743-3661 Fa

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Credit Suisse Capital LLC (“CS”), represented by Credit Suisse Securities (USA) LLC (“Agent”) as its agent, and CD&R Boulder Holdings, L.P. (“Counterparty”) (together, the “Contracting Parties”) on the Effective Date specified below. This Supplemental Confirmation is a binding contract between CS and Counterparty as of the Trade Date for the Transaction referenced below.

1.            This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of February 24, 2021 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.            The additional terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	February 24, 2021

Effective Date:	[****][27]

Prepayment Date:	[****][28]

Prepayment Amount:	[****][29]

Original Scheduled Date:	[****][30]

27 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

28 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

29 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Forward Price Adjustment Factor:	As specified in Annex A hereto.

Forward Fee:	As specified in Annex A hereto.

Disregarded Day Price:	As specified in Annex A hereto.

30 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A-2

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Supplemental Confirmation.

Yours faithfully,

Credit Suisse Capital LLC

By:	/s/ Bik Kwan Chung
Name: Bik Kwan Chung
Title: Authorized Signatory

By:	/s/ Shui Wong
Name: Shui Wong
Title: Authorized Signatory

Credit Suisse Securities (USA) LLC,
as Agent for Credit Suisse Capital LLC

By:	/s/ Shui Wong
Name: Shui Wong
Title: Vice President

Confirmed as of the date first written above:

CD&R Boulder Holdings, L.P.

By: CD&R Investment Associates IX, Ltd.,

its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Chief Financial Officer, Treasurer and Secretary

Schedule A-3

Annex A

Forward Price Adjustment Factor:	As determined by the Calculation Agent as of the Valuation Date.

Forward Fee:	[****][31]

Disregarded Day Price:	[****][32]

31 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

32 Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.